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                                                                 Exhibit 10.05
                                 LEASE AGREEMENT

      1. PARTIES. THIS LEASE dated the 6th day of March, 1998, by and between Michael N. Ryan and Lynda K. Ryan whose record address is 129 Woodvale Drive, Hendersonville, TN 37075-5125 hereinafter called Lessor and Colorsmart, Inc. whose record address is 135 North Country Club Drive, Hendersonville, TN 37075, hereinafter called Lessee,

                                   WITNESSETH:

      2. CONSIDERATIONS. In consideration of the rental stated below and their mutual covenants, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor the premises described herein.

      3. PREMISES. The leased premises, hereinafter called the Premises, are identified and described as follows: An approximate 4,800 square foot building located at 537 Myatt Drive.

      4. TERM. The term of this lease is three (3) years commencing April 1, 1998 and expiring March 31, 2001.

      5. BASIC RENTAL. During the full term of this Lease, Lessee shall pay to Lessor, without notice, demand, reduction, setoff or any defense, a total rental (the "Annual Rental") consisting of the sum total of the following:

            (a) Minimum Rental. Lessee shall pay a minimum rental (the "Minimum Rental") of Forty-Two Thousand and 00/lOOths Dollars ($42,000.00) payable in equal monthly installments of Three Thousand Five Hundred and 00/lOOths Dollars ($3,500.00) each in advance on or before the first day of each month. If the Occupancy Date is a date other than the first day of a calendar month, the Minimum Rental shall be prorated daily from such date to the first day of the next calendar month and paid on the Occupancy Date.

            (b) Additional Rental. Minimum Rental after the initial twelve (12) months of the lease term shall be adjusted in an amount equal to the percentage increase in the Consumer Price Index for "All Urban," compiled by the United States Department of Labor, Bureau of Labor Statistics, such percentage being based on a comparison of the Index figure in effect three months prior to the calendar month in which the lease term commenced with the Index figure for the ninth (9th) month of the lease term. Such adjustments in rental shall not exceed 4% per year compounded and continue to be made for each successive twelve (12) month period during the remaining term of this lease (including renewal terms) in accordance with the percentages based on the Index figure in effect three months prior to the calendar month in which the lease term commenced and the Index figure for the ninth (9th) month of each twelve (12) month period. It is understood and agreed that the Consumer Prices Index to be used for the calendar month in which the lease term commences is that Index for January 1 1998, which is three months prior to the calendar month in which the lease term commences, and is established at 484.2, based on Consumer Prices Index of 1967 equals 100. In no event shall the adjusted Base Rent ever be less than that for the previous Lease Year. In all other respects, all of the terms, conditions and covenants contained herein and any reference to the Lease term shall include the extended term, if this option if exercised

      6. FULL PAYMENT WITHOUT SET-OFF. The total rent due upon each due date shall be paid in full to Lessor, and no set-off or counterclaims may be deducted by Lessee from the rentals due. The burden of proof of full payment shall be upon Lessee. In the event rent is not received by Lessor, by the 10th of the month a 10% penalty fee will be charged.

      7. KIND OF BUSINESS. Lessee shall occupy the premises throughout the full term of the lease and the principal business to be conducted is printing.

      8. ASSIGNMENT AND SUBLETTING. This lease may not be assigned, and the premises may not be sublet, partially or fully, without prior written consent of Lessor, which consent shall not be unreasonably withheld. Even in the event of permitted assignment or subletting, Lessee acknowledges that is shall remain fully responsible for compliance with all terms of the Lease.

      9. LIEN FOR PAYMENT OF RENT. Lessor shall have all of the rights provided for protection of Landlord's interest under local state law, specifically including a lien for payment of rental. To enforce such lien, Lessor may take and keep possession of all of Lessee's property and/or the contents of the leased premises and may advertise and sell such property at public auction to satisfy said debt, without any process of law and in bar of redemption, provided that notice be posted on the premises and written notice be sent by certified mail to Lessee and any known creditors claiming any interest in such property at least ten (10) days prior to the sale date.

      10. ALTERATIONS. Lessee shall make no alterations, additions, replacements or improvements to the premises without the express written permission of Lessor. Any alterations, additions, replacements and improvements made to or upon the premises during the term of the lease shall immediately become the property of Lessor and considered a part of the leased premises. Lessee agrees that should it make any alterations, additions, replacements or improvements to the premises it will not be acting as agent or servant of Lessor and that it will promptly pay the cost or expense for same.


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      However, trade fixtures, machinery and equipment installed by Lessee solely for use in its business shall remain the property of Lessee and may be removed at the expiration of the lease, provided the lease shall not then be in default, and provided the premises be returned to Lessor in the condition as provided in Paragraph 11 herein.

      11. DELIVERY AT END OF LEASE. Upon termination of the lease, by expiration of term, or otherwise, Lessee shall redeliver to Lessor the premises in good order and condition, cleared of all goods and broom cleaned, and shall make good all damages to the premises, ordinary wear and tear excepted, and shall remain liable for holdover rent until the premises shall be returned in such order to Lessor.

      12. LAWFUL USE. Lessee covenants and agrees that it will observe and comply with all laws, orders, rules and regulations of any governmental authority relating to the demised premises, and will not permit same to be used for illegal purposes nor permit any nuisance to be created or maintained thereon.

      13. CLEANLINESS. Lessee shall keep the leased premises and adjacent grounds, including parking lot, in a good, clean, and sanitary condition and appearance, free from dirt, filth, waste, oiled rags or any flammable, dangerous or detrimental material, also from noxious or objectionable odors. If same are not maintained in this manner, Lessor may, upon giving ten (10) days written notice to Lessee during which time Lessee fails to correct the matter of which Lessor complains, take the corrective action, and the cost of same shall be born by Lessee, which Lessee agrees to pay upon receipt of the bill for same from Lessor.

      14. HOLDOVER. Should Lessee hold over the term hereby created, and with the consent of Lessor, Lessee shall become a tenant from month to month at the monthly rental payable hereunder for the prior month, and otherwise upon the covenants and conditions in this lease contained, and shall continue to be such tenant until thirty (30) days after either party hereto serves upon the other written notice of intention to terminate such monthly tenancy. Should such termination occur on any day other than the last day of any rental month, any unearned prepaid rental shall, immediately following surrender of the demised premises by Lessee, be refunded to him.

      15. UTILITIES. All heat, water, electric current, gas, garbage, or special fees, metering charges, security fees, or utility charges of any nature used on the leased premises shall be paid for by Lessee.

      16. SIGNS. Unless otherwise agreed in this lease, Lessee shall not affix or attach any signs on the premises without consent in writing from Lessor, except that Lessee may use the monument sign in front of the building.

      17. IMPROVEMENTS TO BE MADE, AND DELIVERY OF PREMISES. If Lessor is to make any improvements prior to Lessee's occupancy, a separate Schedule "A" shall be attached and initialed by each part setting out the agreed improvements; in such event, Lessor shall proceed diligently to made such improvements and Lessee acknowledges that the premises shall be acceptable when such improvements are made. If no Schedule "A" is attached, Lessee shall be deemed to have accepted the premises in their existing condition.

      18. UPKEEP OF PREMISES. Lessor shall, at its own cost and expense, maintain in good repair the roof, foundations and exterior walls (not including doors, windows and floors); however Lessor shall not be obligated to make any repairs of those portions of the premises that it is obligated to maintain unless it shall be notified in writing by lessee, and Lessor shall then have a reasonable period of time to make such repairs; provided, however that Lessee and not Lessor shall be responsible for making any such repairs occasioned by the acts of Lessee, its employees, or invitees. Lessor shall not be liable for any damage or loss occasioned by Lessor's failure to repair portions of the premises which it had covenanted to maintain unless it shall have failed to repair the defect within a reasonable time following written demand of Lessee to make the repair.

      Lessee shall at its own expense keep and maintain in good repair the entire leased premises, other than those portions for which Lessor shall be responsible as set out above, including interior walls, floors, ceilings, ducts, utilities, air conditioning, heating, lighting, plate glass, plumbing, and electric wiring, and also including any parking, landscaped or other area exclusively used by Lessee. Upon receiving notice of any defect that is the responsibility of Lessee to maintain, Lessee agrees to proceed diligently to make repairs. Lessee shall be responsible for all lawn care and landscape maintenance.

      19. FIRE CLAUSE. In case the said premises shall be so damaged by fire or other cause as to be rendered untenantable, Lessor shall have thirty (30) days from date of said casualty to determine the extent of repairs to be done and the time required to perform them. If the damage is such that repairs can be completed within ninety (90) days from commencement of said repairs, Lessor agrees to make such repairs promptly and to allow Lessee an abatement in rent for such time as the building remains untenantable. Lessor shall commence repairs within thirty (30) days from date of said casualty. If necessary repairs cannot be made within ninety (90) days from the date of commencement of such repairs, this lease shall terminate as of the date the premises were rendered untenantable. In the event of partial loss, the rent shall be abated by a portion equal to the area rendered unfit for use against the total area. Should less than 180 days remain before the expiration of the term of this lease and repairs cannot be completed within 90 day; from the date of casualty, then Lessor shall have the right to terminate this lease.


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      20. WAIVER OF SUBROGATION. Lessor and Lessee agree, provided that such agreement does not invalidate or prejudice any policy of insurance, that, in the event the leased premises or the fixtures, leasehold improvements, furniture, equipment, or merchandise therein, are damaged or destroyed by fire or other casualty which is covered by insurance of either the Lessor or the Lessee, the rights of either party, if any, against the other, or against the employees, agents, or licensees of any party with respect to such damage or destruction and with respect to any loss resulting therefrom, including the interruption of the business of any party, are hereby waived to the extent of the coverage of said insurance. Lessor and Lessee agree further that all policies of fire, extended coverage, business interruption, all risk or other insurance covering the leased premises, or the contents, fixtures, equipment and improvements thereon, shall, if obtainable, contain a clause or endorsement providing in substance that the insurance shall not be prejudiced by virtue of this waiver. Any additional premiums on account thereof shall be paid by the party benefited.

      21. CONDEMNATION. In the event of Lessor's receipt of notice of a condemning authority's intention to take by eminent domain a substantial part of the property on which the leased premises are situated, either party may at any time thereafter, by notice in writing effective on the date of taking or six months after the date of service of the notice, whichever shall be earlier, terminate this lease. In the event of termination of this lease, Lessee shall have the right to remove all of his property and contents but shall have no right to any part of the condemnation settlement or award, except for reasonable moving expenses if specifically set aside for tenant relocation by the condemning authority.

      22. REAL ESTATE TAXES. Lessee shall pay as additional rent any real estate taxes or any special assessments imposed by reason of improvements made to the leased premises by or for the benefit of Lessee. Lessee shall also pay as additional rent 100% of the real estate taxes and special assessments imposed upon the entire premises of which the leased premises are a part. Lessee agrees that if during the term of this lease a capital levy or other tax be levied, assessed or imposed on the rents received by Lessor from the rents reserved herein or any part thereof then Lessee will pay same when due; except, however, should said tax upon rents be substituted partially or wholly for real estate taxes, then Lessee shall only pay that portion which is in excess of the real estate taxes for the leased premises. Payment under this clause shall be due within ten (10) days of delivery of notice thereof to Lessee.

      23. INSURANCE. Lessee shall pay as additional rent 100% of Lessor's insurance premium for the building in which the leased premises are located. Lessee agrees to promptly comply with and execute all rules, orders and regulations of the Fire Underwriters Association for the prevention of fires, at Lessee's own cost and expense. Lessee agrees to pay as additional rent the amount of insurance premiums for the entire premises, promptly when due. Payment under this clause shall be due within ten (10) days of delivery of notice thereof to Lessee.

      24. DEFAULT BY THE LESSEE. In the event Lessee fails to pay the rent as herein stipulated, or fails to comply with any of the terms and conditions of this lease, then Lessor may continue the lease and recover damages for such failure, or unless Lessee corrects or remedies any such failure or default within thirty (30) days or such other time limitation as may be specifically provided for elsewhere in this lease, after Lessor has mailed written notice of same to Lessee, except that only ten (10) days notice shall be required with respect to failure to pay rent, then Lessor may elect to declare this lease forfeited and terminated and at the end in all respects, and may, thereupon enter and take possession of said premises for said breach and rerent the same to such Lessee as in the discretion of Lessor may be deemed suitable and proper. Should, through no fault of Lessee, the default be unable to be cured within said thirty (30) day period, Lessee shall have an additional reasonable time in which to cure said default. Should Lessor declare this lease terminated and forfeited as aforesaid, then Lessee agrees to surrender peaceful possession of same, and Lessor may re-enter with or without legal process.

      25. LESSOR'S RIGHT OF ENTRY. Lessor, and its agents or other representatives, shall have the right to enter into and upon the leased premises or any part thereof at all reasonable hours for the purpose of examining the same or making repairs or alterations which may be necessary for the safety and preservation thereof. Lessee agrees at any time within three (3) calendar months before the expiration of this lease to allow Lessor to enter upon the premises and to affix upon any suitable part thereof a notice for reletting same, and that Lessee will not remove same and will permit all persons authorized by Lessor to view said premises at reasonable times.

      26. DAMAGES AND ACCIDENTS. Lessee agrees to hold harmless and indemnify Lessor from and against any liability or loss, including counsel fees incurred in good faith by the Lessor, arising out of any cause associated with Lessee's business or use of the premises. In addition, Lessee agrees to provide public liability insurance naming Lessor as additional insured to protect Lessor from risks customarily covered by such insurance, in amounts not less than $500,000 per person and $500,000 per accident, and $100,000 for damage to property. Lessee also shall carry contents coverage on its contents with a waiver of subrogation clause as to Lessor.

      27. NON-WAIVER. Failure of Lessor to declare any default immediately upon occurrence thereof or delay in taking any action in connection therewith shall not waive such default, but Lessor shall have the right to declare any such default at any time; no waiver of any default shall alter Lessee's obligations under the lease, with respect to any other existing or subsequent default.


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      28. BANKRUPTCY OR INSOLVENCY OF LESSEE. In the event of the filing of any petition for bankruptcy or receivership relating to the Lessee, unless dismissed in twenty-one (21) days, or in the event of any assignment of Lessee's assets for the benefit of creditors, then Lessor shall have the right on thirty (30) days notice to terminate this lease irrespective of whether rental payments shall then be in default.

      29. ATTORNEY'S FEES AND INTEREST. In the event it becomes necessary for Lessor to employ an attorney to enforce collection of the rents agreed to be paid, or to enforce compliance with any of the covenants and agreements herein contained, Lessee shall be liable for reasonable attorney's fees, costs and expenses incurred by Lessor, and in addition, shall be liable for interest at ten percent (10%) per annum on the sum determined to be due by reason of breach of this lease, such interest to run from the date of breach of the lease.

      30. QUIET POSSESSION. In consideration of the covenants and agreements herewith contained, Lessor agrees to warrant and defend Lessee in the quiet and peaceful posession of the said premises during the term of this lease.

      31. ENTIRETY OF UNDERSTANDING IN WRITTEN LEASE. It is agreed that the entire understanding between the parties is set out in the lease and any riders which are hereto annexed, that this lease supersedes and voids all prior proposals, letters and agreements, oral or written, and that no modification or alteration of the lease shall be effective unless evidenced by an instrument in writing signed by both parties. The law of the state where the lease premises are situated shall apply.

      32. COMMISSION. This lease has been negotiated through the agency of RCM Realty, Inc., Agent for Lessor, and in consideration of the services rendered to Lessor by said Agent, Lessor, its successors or assigns, agrees to pay said Agent, its successors or assigns a leasing commission of four percent (4%) on all rentals due under this lease, renewals, holdovers, or extensions of it. Said leasing commission is to be deducted from the monthly rents as collected by Lessor. Should Lessee purchase the demised property during the term of this lease, renewal, extension, or holdover occupancy, Agent shall be entitled to a sales commission of six percent (6%) of the sales price, to be paid by the Lessor at the time of closing.

      33. SECURITY DEPOSIT. Lessee has paid to Lessor, upon signing this Lease, a sum (the deposit) equal to one (1) month's minimum rental as security for Lessee's performance of all obligations hereunder. The deposit may be held by Lessor in such a manner as it shall elect and Lessor shall be entitled to any interest which accrues on the deposit. In the event of a default by Lessee, Lessor may, at its option, apply all or any part of the deposit to cure the default, and thereupon Lessee shall immediately redeposit with Lessor the amount so applied in order that Lessor will always have the full deposit on hand during the term of this Lease. Upon the termination of this Lease, provided that Lessee is not in default hereunder, Lessor shall refund to Lessee any of the remaining balance of the deposit subject to final adjustments for payment of any rental required by this Lease. If the Premises are sold, Lessor shall have the right to transfer the deposit to the new owner, and upon the new owner's express assumption of the obligations for the deposit required by this Lease. Lessor shall thereupon be released from all liability for such deposit, and Lessee thereafter shall look only to the new owner for such deposit. The terms shall apply to every transfer of the deposit.

      34. OPTION TO RENEW. Provided Lessee is not in default, Lessee shall have one (1) option to renew this Lease for a three (3) year period. Lessee must provide 180 day advanced written notice of its desire to exercise option. All terms and conditions of the existing Lease shall remain in place during the option term. Minimum rental shall be increased as provided in Paragraph 5(b) herein.

LESSEE:                              LESSOR:


COLORSMART, INC.                    MICHAEL N. RYAN & LYNDA K. RYAN

By: /s/ [ILLEGIBLE]                 By: /s/ Michael N. Ryan
    ------------------                  -------------------
Title: President                    By: /s/ Lynda K. Ryan
      ----------------                  -------------------


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